Exhibit 99.1 For Immediate Release Synchrony Financial (NYSE: SYF) January 27, 2026

Fourth Quarter 2025 Results and Key Metrics

STAMFORD, Conn - Synchrony Financial (NYSE: SYF) today announced fourth quarter 2025 net earnings of $751 million, or $2.04 per diluted share, and included a $51 million after-tax restructuring charge related to a voluntary employee early retirement program, or $0.14 per diluted share. This compared to $774 million, or $1.91 per diluted share in the fourth quarter 2024.

CEO Commentary
“Synchrony’s fourth quarter performance capped off a year of strong execution and set the stage to drive our momentum forward in the years ahead,” said Brian Doubles, Synchrony’s President and Chief Executive Officer. “We advanced our key strategic priorities by expanding our reach and penetration, and optimizing the outcomes for the customers, partners and the hundreds of thousands of small and mid-sized businesses we serve across the country.”

“As a result, Synchrony achieved sequentially stronger new account, purchase volume and receivable growth across our portfolio during the fourth quarter, culminating in the addition of over 20 million new accounts, engagement with nearly 70 million customers, and generation of over $182 billion of purchase volume in 2025 – all while delivering on an improved credit trajectory and driving stronger profitability for the year.”

“Synchrony has built a legacy of driving strong results amid an ever-evolving landscape, solidifying our leadership as a partner of choice and positioning us well for 2026 and beyond, assuming normal operating conditions. We believe that, as we continue to deliver products and experiences with enduring appeal and unmistakable value, Synchrony is further embedding ourselves at the center of American commerce, to power strong risk-adjusted growth and generate considerable long-term value for our stakeholders.”

2.5%	12.6%	$1.1B	$103.8B
Return on Assets	CET1 Ratio	Capital Returned	Loan Receivables

Key Operating and Financial Metrics*
•Purchase volume increased 3% to $49.5 billion
•Loan receivables decreased 1% to $103.8 billion, which included the sale of $0.2 billion in the quarter
•Average active accounts decreased 1% to 69.3 million
•Net interest margin increased 82 basis points to 15.83%
•Efficiency ratio increased 360 basis points to 36.9%, which included an approximate 180 basis point increase related to restructuring costs
•Return on assets decreased 10 basis points to 2.5%
•Return on equity decreased 130 basis points to 17.6%
•Return on tangible common equity** decreased 120 basis points to 21.8%
•Book value per share increased 13% to $44.74
•Tangible book value per share** increased 9% to $37.21

CFO Commentary
“Synchrony’s consistent investment in, and strong execution across, our business over the last year enabled continued innovation across our products and customer experiences, while preparing our portfolio for future growth,” said Brian Wenzel, Synchrony’s Executive Vice President and Chief Financial Officer. “Synchrony's fourth quarter and full year financial results delivered strong risk-adjusted returns through evolving market conditions. We achieved record fourth quarter purchase volume, reflecting stronger spend growth across four of our five platforms and loan receivable growth in three of those platforms, even while maintaining our net credit restrictive position in the fourth quarter.”

“In addition, the combination of our underwriting discipline and the efficacy of our credit actions have returned our portfolio to within our target net charge-off range of 5.5 to 6.0% and, despite the effects of elevated payment behavior in our portfolio, Net interest income increased as the impact of our product, pricing and policy changes (or "PPPCs") grew and as we repriced our funding liabilities. The combination of these trends drove enhanced program profitability, which was shared through our RSAs — maintaining economic alignment with our partners and enabling them to reinvest in customers and drive loyalty amidst of backdrop of more discerning spend behavior.”

“As we look to 2026, we will remain disciplined in our underwriting, credit strategy, and our expense management, while also investing in our growth and innovation to drive continued progress toward our long-term financial targets – with the goal of delivering strong earnings and returns for our shareholders.”

Business Highlights
•Added or renewed more than 25 partners in the quarter, including Bob’s Discount Furniture, RH and Polaris.
•Announced an exclusive, multi-year agreement with Bob’s Discount Furniture to offer short- and long-term promotional financing options to customers at more than 200 Bob’s locations.
•Renewed nearly 20-year partnership with Polaris, a leading manufacturer of off-road vehicles, to provide customers with access to customized promotional financing and loan options through Polaris’ extensive U.S. dealer network.

Financial Highlights
•Interest and fees on loans increased 1% to $5.5 billion as expansion in loan receivables yield, primarily reflecting the impact of our PPPCs, was partially offset by a combination of lower benchmark rates and lower late fee incidence.
•Net interest income increased $169 million, or 4%, to $4.8 billion, primarily driven by higher loan receivables yield and lower interest-bearing liabilities cost associated with lower benchmark rates, partially offset by lower liquidity portfolio yield.
•Retailer share arrangements increased $175 million, or 19%, to $1.1 billion, reflecting program performance which included lower net charge-offs and the impact of our PPPCs.
•Provision for credit losses decreased $119 million to $1.4 billion, driven by lower net charge-offs, partially offset by a reserve build of $76 million versus a reserve release of $100 million in the prior year.
•Other expense increased $132 million, or 10%, to $1.4 billion, primarily driven by employee costs and technology investments. Employee costs increased primarily driven by a $67 million restructuring charge related to a voluntary employee early retirement program, as well as a shift in headcount mix.
•Net earnings decreased 3% to $751 million, compared to $774 million.

Credit Quality
•Loans 30+ days past due as a percentage of total period-end loan receivables were 4.49% compared to 4.70% in the prior year, a decrease of 21 basis points and 13 basis points below the average of the fourth quarters in 2017 through 2019.
•Loans 90+ days past due as a percentage of total period-end loan receivables were 2.17% compared to 2.40% in the prior year, a decrease of 23 basis points and 7 basis points below the average of the fourth quarters in 2017 through 2019.
•Net charge-offs as a percentage of total average loan receivables were 5.37% compared to 6.45% in the prior year, a decrease of 108 basis points, and 12 basis points below the average of the fourth quarters in 2017 through 2019.
•The allowance for credit losses as a percentage of total period-end loan receivables was 10.06%, compared to 10.35% in the third quarter of 2025 and 10.44% in the fourth quarter of 2024.

Sales Platform Highlights
•Period-end loan receivables were up 2% in both Digital and Diversified & Value, up 1% in Health & Wellness, down 2% in Lifestyle and down 5% in Home & Auto. These results reflected improving purchase volume trends in the fourth quarter as compared to the first half of the year, offset by the effects of higher payment rates as a result of our improved credit mix. Growth of interest and fees on loans ranged from down 2% to up 5%, as expansion in loan receivables yield, primarily reflecting the impact of our PPPCs, was offset by a combination of lower benchmark rates and lower late fee incidence.

•Home & Auto purchase volume decreased 2%, reflecting selective spend in Home Improvement and lower average active accounts, partially offset by strong growth in spend per account.

•Digital purchase volume increased 6%, driven by higher spend per account and strong customer response to enhanced product offerings and refreshed value propositions.

•Diversified & Value purchase volume increased 4%, primarily reflecting the impact of partner expansion this year.

•Health & Wellness purchase volume increased 4%, reflecting growth in Pet & Audiology, partially offset by lower spend in Cosmetic. In addition, higher spend per account exceeded the impact of lower average active accounts.

•Lifestyle purchase volume increased 3%, primarily reflecting higher broad-based spend per account, partially offset by lower average active accounts.

Balance Sheet, Liquidity, & Capital
•Loan receivables of $103.8 billion, including the sale of $0.2 billion in the quarter, decreased 1%; purchase volume increased 3% and average active accounts decreased 1%.
•Deposits decreased 1% or $0.9 billion to $81.1 billion and comprised 84% of funding.
•Total liquid assets were $16.6 billion, or 13.9% of total assets.
•The Company returned $1.1 billion in capital to shareholders, including $952 million of share repurchases and $106 million of common stock dividends. As of December 31, 2025, the Company had a total remaining repurchase authorization of $1.2 billion for the period ending June 30, 2026.
•The estimated Common Equity Tier 1 ratio was 12.6% compared to 13.3%, and the estimated Tier 1 Capital ratio was 13.8% compared to 14.5% in the prior year.

* All comparisons are for the fourth quarter of 2025 compared to the fourth quarter of 2024, unless otherwise noted.
** Return on tangible common equity represents net earnings available to common stockholders as a percentage of average tangible common equity. Tangible common equity and tangible book value per share are non-GAAP measures. See non-GAAP reconciliation in the financial supplement.

Corresponding Financial Tables and Information
Investors should review the foregoing summary and discussion of Synchrony Financial's earnings and financial condition in conjunction with the financial results presentation, financial supplement and information that follow, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed February 7, 2025, and the Company’s forthcoming Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The detailed financial tables and other information are also available on the Investor Relations page of the Company’s website at www.investors.synchrony.com. This information is also furnished in a Current Report on Form 8-K filed with the SEC today.

Conference Call and Webcast
On Tuesday, January 27, 2026, at 8:00 a.m. Eastern Time, Brian Doubles, President and Chief Executive Officer, and Brian Wenzel Sr., Executive Vice President and Chief Financial Officer, will host a conference call to review the financial results and outlook for certain business drivers. The conference call can be accessed via an audio webcast through the Investor Relations page on the Synchrony Financial corporate website, www.investors.synchrony.com, under Events and Presentations. A replay will also be available on the website.

About Synchrony Financial
Synchrony (NYSE: SYF) is a leading consumer financing company that has been at the heart of American commerce and opportunity for nearly a century. Synchrony delivers credit and banking products that empower tens of millions of consumers to improve their financial lives and access what matters most. Leveraging innovative solutions that are shaping the future of retail commerce, Synchrony supports the growth and success of some of the nation’s most respected brands, alongside hundreds of thousands of small and midsize businesses, including health and wellness providers. Committed to excellence in service and culture, Synchrony is honored to be ranked the #2 Best Company to Work For® in the U.S. by Fortune magazine and Great Place to Work®.

For more information, visit www.synchrony.com

Investor Relations                Media Relations
Kathryn Miller                    Tyler Allen
(203) 585-6291                    (551) 370-2902

Cautionary Statement Regarding Forward-Looking Statements
This news release contains certain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. Forward-looking statements may be identified by words such as "expects," "intends," "anticipates," "plans," "believes," "seeks," "targets," "outlook," "estimates," "will," "should," "may," “aim,” “focus,” “goal,” “confident,” “trajectory,” "priorities," "designed," "consider" or words of similar meaning, but these words are not the exclusive means of identifying forward-looking statements. Forward-looking statements are based on management's current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include global political, economic, business, competitive, market, regulatory and other factors and risks, such as: the impact of macroeconomic conditions, including factors impacting consumer confidence and economic growth in the United States, such as inflation, interest rates, tariffs (including retaliatory tariffs) and an economic downturn or recession, and whether industry trends we have identified develop as anticipated; the impact of changes made or influenced by the U.S. presidential administration and Congress on fiscal, monetary and regulatory policy, including with respect to constraints on the pricing of our credit products; the impact of the federal government shutdown in October and November 2025; retaining existing partners and attracting new partners, concentration of our revenue in a small number of partners, and promotion and support of our products by our partners; cyber-attacks or other security incidents or breaches; disruptions in the operations of our and our outsourced partners' computer systems and data centers; the financial performance of our partners; product, pricing, and policy changes related to the Consumer Financial Protection Bureau’s (the “CFPB”) final rule on credit card late fees, which was vacated in April 2025; the sufficiency of our allowance for credit losses and the accuracy of the assumptions or estimates used in preparing our financial statements, including those related to the CECL accounting guidance; higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to grow our deposits in the future; damage to our reputation; our ability to securitize our loan receivables, occurrence of an early amortization of our securitization facilities, loss of the right to service or subservice our securitized loan receivables, and lower payment rates on our securitized loan receivables; changes in benchmark or market interest rates; effectiveness of our risk management processes and procedures, reliance on models which may be inaccurate or misinterpreted, and our ability to manage our credit risk; our ability to offset increases in our costs in retailer share arrangements; competition in the consumer finance industry; our concentration in the U.S. consumer credit market and susceptibility to market fluctuations and legislative and regulatory developments; our ability to successfully develop and commercialize new or enhanced products and services; our ability to realize the value of acquisitions, dispositions and strategic investments; reductions in interchange fees; fraudulent activity; failure of third-parties to provide various services that are important to our operations; international risks and compliance and regulatory risks and costs associated with international operations; alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; litigation, regulatory actions and compliance issues; our ability to attract, retain and motivate key officers and employees; tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations; regulation, supervision, examination and enforcement of our business by governmental authorities, the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislative and regulatory developments and the impact of the CFPB’s regulation of our business, including new requirements and constraints the Company and the Bank are or will become subject to as a result of having $100 billion or more in total assets; impact of capital adequacy rules and liquidity requirements; restrictions that limit our ability to pay dividends and repurchase our common stock, and restrictions that limit the Bank’s ability to pay dividends to us; regulations relating to privacy, information security and data protection; use of third-party vendors and ongoing third-party business relationships; and failure to comply with anti-money laundering and anti-terrorism financing laws.

Cautionary Statement Regarding Forward-Looking Statements (Continued)
For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this news release and in our public filings, including under the heading "Risk Factors Relating to our Business" and “Risk Factors Relating to Regulation” in the Company's most recent Annual Report on Form 10-K. You should not consider any list of such factors to be an exhaustive statement of all the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

Non-GAAP Measures
The information provided herein includes measures we refer to as "tangible common equity" and “tangible book value per share,” which are not prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). For a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures, please see the detailed financial tables and information that follow. For a statement regarding the usefulness of these measures to investors, please see the Company's Current Report on Form 8-K filed with the SEC today.